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                                                                    Exhibit 32.2


                                  CERTIFICATION


      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Elcom International, Inc. a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2003 (the "Form 10-Q") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for, the periods presented in the Form 10-Q.

Dated: November 13, 2002

                                            /s/ Edward N. Dwyer
                                            ------------------------------------
                                            Edward N. Dwyer
                                            Vice President, Finance

            The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-Q or as a separate disclosure document.